Exhibit 10.2

SUPPLEMENT
to the
Loan and Security Agreement
dated as of May 1, 2010
between
Oculus Innovative Sciences, Inc. (“Borrower”)
and
Venture Lending & Leasing V, Inc. (“Lender”)

This is a Supplement identified in the document entitled Loan and Security Agreement dated as of May 1, 2010, as the same may be amended, restated, supplemented and modified from time to time (the “Loan and Security Agreement”), by and between Borrower and Lender.  All capitalized terms used in this Supplement and not otherwise defined in this Supplement have the meanings ascribed to them in Article 10 of the Loan and Security Agreement, which is incorporated in its entirety into this Supplement.  In the event of any inconsistency between the provisions of that document and this Supplement, this Supplement is controlling.

In addition to the provisions of the Loan and Security Agreement, the parties agree as follows:

Part 1. - Additional Definitions:

“Commitment” Subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement, Lender commits to make Growth Capital Loans to Borrower up to the aggregate original principal amount of Three Million Dollars ($3,000,000).  The Commitment shall be divided into two tranches in the following amounts:  (i) Two Million Dollars ($2,000,000), which shall be referred to herein as the “First Tranche” of the Commitment; and (ii) One Million Dollars ($1,000,000), which shall be referred to herein as the “Second Tranche” of the Commitment.

“Designated Rate”:  The Designated Rate for each Loan shall be a fixed rate of interest per annum equal to the Prime Rate as published on the Business Day on which Lender prepares the Note for such Loan, plus six and three-quarters of one percent (6.75%); provided, however, that in no event shall the Designated Rate for a Loan be less than ten percent (10.00%).

“Final Payment”: Each Growth Capital Loan shall have a Final Payment equal to six and 617/1000 percent (6.617%) of the original principal amount of such Growth Capital Loan.

“Growth Capital Loan” means any Loan requested by Borrower and funded by Lender under its Commitment for general corporate purposes of Borrower.  Growth Capital Loans are sometimes referred to herein individually as a “Loan” or collectively as “Loans”.

“Interest-Only Rate”:  The Interest-Only Rate for each Loan shall be a fixed rate of interest per annum equal to ten percent (10.00%).

“Interim Rate”:  The Interim Rate for each Loan shall be a fixed rate of interest per annum equal to thirteen percent (13.00%).

“Loan Commencement Date” means, with respect to a Loan, (i) the first day of the first full calendar month following the Borrowing Date of such Loan if such Borrowing Date is not the first day of a month; or (ii) the same day as the Borrowing Date if the Borrowing Date is the first day of a month.

“Prime Rate” means the “prime rate” of interest, as published from time to time by The Wall Street Journal in the “Money Rates” section of its Western Edition newspaper.

“Termination Date”: The Termination Date is the earlier of (i) the date Lender may terminate making Loans or extending other credit pursuant to the rights of Lender under Article 7 of the Loan and Security Agreement, or (ii) (A) with respect to the First Tranche of the Commitment, the earlier of (x) two (2) Business Days following the Closing Date or (y) May 1, 2010; and (B) with respect to the Second Tranche of the Commitment, November 30, 2010.

“Threshold Amount” means Fifty Thousand Dollars ($50,000).

Part 2. - Additional Covenants and Conditions:

1.           Growth Capital Loan Facility.

(a)           Funding of Growth Capital Loan under First Tranche of Commitment. Subject to the terms and conditions of the Loan and Security Agreement and this Supplement, Lender agrees to make a Growth Capital Loan to Borrower under the First Tranche of the Commitment from the Closing Date up to and including the applicable Termination Date in an original principal amount equal to but not exceeding the First Tranche of the Commitment.

(b)           Funding of Growth Capital Loan under Second Tranche of Commitment; Additional Condition Precedent Regarding Second Tranche.  In addition to the satisfaction of all the other conditions precedent specified in Article 4.2 of the Loan and Security Agreement and this Supplement, Lender’s obligation to fund the Growth Capital Loan under the Second Tranche of the Commitment is subject to receipt by Lender of evidence satisfactory to it, as determined by Lender in its reasonable judgment, that Borrower has achieved certain financial milestones, as determined by  Borrower and Lender on the date hereof (the “Second Tranche Milestone”).  Subject to the foregoing and the other conditions precedent specified in Article 4.2 of the Loan and Security Agreement and this Supplement, Lender agrees to make a Growth Capital Loan to Borrower under the Second Tranche of the Commitment on from and after the date Borrower satisfies the Second Tranche Milestone up to and including the applicable Termination Date in an original principal amount equal to but not exceeding the Second Tranche of the Commitment.

(c)           Minimum Funding Amount; Maximum Number of Borrowing Requests.  Except to the extent the remaining Commitment is a lesser amount, each Growth Capital Loan requested by Borrower to be made on a single Business Day shall be for a minimum original principal amount of One Hundred Thousand Dollars ($100,000).  Borrower shall not submit a Borrowing Request more frequently than once each month.

(d)           Repayment of Growth Capital Loans Funded Under the First Tranche.  Principal of and interest on the Growth Capital Loan funded under the First Tranche of the Commitment shall be payable as set forth in a Note evidencing such Loan (substantially in the form attached hereto as Exhibit “A-1”), which Note shall provide substantially as follows:  principal and interest at the Designated Rate shall be fully amortized over a period of thirty (30) months in equal, monthly installments commencing after an eight (8) month period of interest-only payments at the Interest-Only Rate.  In particular, on May 1, 2010, Borrower shall pay to Lender the first interest-only installment at the Interest-Only Rate, in advance, on the outstanding principal balance of the Note evidencing the Loan for the month of May, 2010.  Commencing on June 1, 2010 and continuing on the first day of the month for seven months thereafter, Borrower shall pay interest at the Interest-Only Rate, in advance, on the outstanding principal balance of the Loan evidenced by such Note for the ensuing month.  Commencing on January 1, 2011 and continuing on the first day of each consecutive calendar month thereafter, principal and interest at the Designated Rate shall be payable, in advance, in 30 equal consecutive monthly installments. Borrower shall pay the Final Payment on the same date that the final amortization payment is due and payable.  For purposes of illustration and not of limitation, attached hereto as  Exhibit “H” is an Amortization Schedule that describes the repayment term of the Loan based upon the facts set forth therein for purposes of such illustration.

(e)           Repayment of Growth Capital Loan Funded Under the Second Tranche.  Principal of and interest on the Growth Capital Loan funded under the Second Tranche of the Commitment shall be payable as set forth in a Note evidencing such Loan (substantially in the form attached hereto as Exhibit “A-2”), which Note shall provide substantially as follows:  principal and interest at the Designated Rate shall be fully amortized over a period of thirty (30) months in equal, monthly installments, commencing after a six (6) month period of interest-only payments at the Interest-Only Rate.  In particular, on the Borrowing Date applicable to such Growth Capital Loan, Borrower shall pay to Lender:  (i) if the Borrowing Date is earlier than the Loan Commencement Date, interest only at the Interim Rate, in advance, on the outstanding principal balance of the Growth Capital Loan for the period from the Borrowing Date through the last day of the calendar month in which such Borrowing Date occurs, and (ii) a first (1st) interest only installment at the Interest-Only Rate, in advance, on the outstanding principal balance of the Note for the ensuing month.  Commencing on the first day of the second full month after the Borrowing Date and continuing on the first day of the third, fourth, fifth and sixth full months after the Borrowing Date, Borrower shall pay interest at the Interest-Only Rate, in advance, on the outstanding principal balance of the Loan evidenced by such Note for the ensuing month.  Commencing on the first day of the seventh full month after the Borrowing Date and continuing on the first day of each consecutive calendar month thereafter, principal and interest at the Designated Rate shall be payable, in advance, in 30 equal consecutive monthly installments.  Borrower shall pay the Final Payment to Lender on the date on which the final amortization payment is due and payable.

2.           Prepayment of Loans.  No Loan may be voluntarily prepaid except as provided in this Section 2.

(a)           Prepayment Generally.  Borrower may voluntarily prepay all, but not less than all, Loans in whole, but not in part, at any time by tendering to Lender cash payment in respect of such Loans in an amount equal to the sum of:  (i) all accrued and unpaid interest on such Loans as of the date of prepayment; (ii) all outstanding principal balances of such Loans as of the date of prepayment; (iii) the undiscounted Final Payment(s); and (iv) an amount equal to the total amount of all of the interest that would have accrued and been payable from the date of prepayment through the stated maturity of the Loans had they remained outstanding and been paid in accordance with the terms of the related Note(s).

(b)           Prepayment After December 31, 2011.  Notwithstanding anything to the contrary in Section 2(a), at any time after December 31, 2011, provided that no Default or Event of Default has occurred and is continuing, Borrower may voluntarily prepay all, but not less than all, Loans in whole, but not in part, by tendering to Lender payment in respect of such Loans in an amount equal to the sum of:  (i) the amounts indicated in Part 2, Sections 2(a)(i), (a)(ii) and (a)(iii) above, plus (ii) an amount equal to eighty five percent (85%) of the amount indicated in Part 2, Section 2(a)(iv) above.

3.           Special Provisions Relating to Lien on Intellectual Property; Scope of Collateral Security for Loans; Negative Pledge on Intellectual Property.

(a)           Initial Exclusion of Intellectual Property from “Collateral”.  In reliance on Borrower’s covenant in Section 6.2 of the Loan and Security Agreement to keep all of its Intellectual Property assets free and clear of Liens other than as set forth in Section 6.2 of the Loan and Security Agreement, Lender has agreed, subject to the provisions of this Supplement, to exclude Intellectual Property from the Collateral over which Borrower has granted to Lender a Lien to secure the Obligations; provided that Collateral shall include Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “IP Rights to Payment”); and further provided, that if at any time while the Obligations are outstanding a judicial authority (including a U.S. Bankruptcy Court) that has or would have jurisdiction over Borrower determines that a security interest in Intellectual Property is necessary to the creation or perfection of the Liens in the IP Rights to Payment, then the Collateral shall automatically, retroactive to the Closing Date, include the Intellectual Property solely to the extent necessary to permit perfection of Lender’s Lien in the IP Rights to Payment.  Consistent with the foregoing, notwithstanding anything to the contrary in Section 2.10 of the Loan and Security Agreement, or in the definition of “Collateral” or elsewhere in Article 10 of the Loan and Security Agreement, Borrower’s initial grant and the perfection of Lender’s security interests in Borrower’s assets as security for the Obligations and the definition of “Collateral” shall be limited to the following:

“Collateral” means all of Borrower’s right, title and interest in and to the following property, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles (subject to the exclusion described below with respect to Intellectual Property); (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all Shares; (i) all other Goods and personal property of Borrower (subject to the exclusion described below with respect to Intellectual Property), whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; (j) all Records; and (k) all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing, subject to limitations and exclusions set forth in any Supplement.  Notwithstanding the foregoing, the Collateral shall not include Intellectual Property; provided, however, that the Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “IP Rights to Payment”); provided, further, that if at any time while the Obligations are outstanding a judicial authority (including a U.S. Bankruptcy Court) that has or would have jurisdiction over Borrower determines that a security interest in the intellectual property is necessary to the creation or perfection of Lender’s Lien in the IP Rights to Payment, then the Collateral shall automatically, retroactive to the Closing Date, include the Intellectual Property solely to the extent necessary to permit perfection of Lender’s security interest in the IP Rights to Payment.

(b)           IP Lien Upon Reduced Liquidity; Release of IP Lien.  If during a period in which a Loan is outstanding Borrower’s Remaining Months Liquidity (hereinafter defined) drops below 6 months or an Event of Default occurs, then Borrower agrees that the definition of Collateral in Article 10 of the Loan and Security Agreement shall be amended automatically and immediately, without any further action or writing required by the parties, to read as stated in Article 10 of the Loan and Security Agreement without reference to Section 3(a) above, such that all of Borrower’s Intellectual Property then owned and thereafter arising or acquired becomes part of the Collateral for all purposes of the Loan and Security Agreement and the other Loan Documents.  In connection therewith: (A) Lender may file an amendment to any previously filed UCC-1 financing statement, and/or a new UCC-1 financing statement, as applicable, to reflect the broader scope of the Collateral to cover Intellectual Property; and (B) Borrower shall execute and deliver, at Borrower’s sole cost and expense, all documents and instruments reasonably necessary to perfect such Lien, including an Intellectual Property Security Agreement, substantially the form attached hereto as Exhibit “G”.

If at any time after Lender’s Lien includes Intellectual Property Borrower completes an additional equity financing of at least Six Million Dollars ($6,000,000) that funds Borrower for at least twelve (12) months, then so long as no Event of Default has occurred and is then continuing, Lender agrees upon written request of the Borrower that Lender shall release its Lien with respect to that portion of the Collateral consisting of Intellectual Property, and upon such release of Lien the provisions of Section 3(a) above shall become applicable.

(c)           Reporting.  Borrower agrees that it shall immediately notify Lender if Borrower’s Remaining Months Liquidity has dropped below 6 months or an Event of Default occurs.  Borrower further agrees to include a calculation of Remaining Months Liquidity as part of each Compliance Certificate furnished to Lender pursuant to Section 5.2(c) of the Loan and Security Agreement; provided, however, that the inclusion of any such calculation shall not affect Borrower’s obligations pursuant to the previous sentence.

“Remaining Months Liquidity” means, as of any date of determination, the number of months equal to (x) Unrestricted Cash (hereinafter defined), divided by (y) Borrower’s average monthly net cash expenditures (including Loan repayments) during the 5 months immediately preceding the date of determination; and “Unrestricted Cash” means, as of any date of determination, Borrower’s cash on hand (which shall include the proceeds of any Loans) and Cash Equivalents (hereinafter defined) which are not subject to any Liens, other than Permitted Liens.  “Cash Equivalents” means, as of any date of determination, the following assets or rights of Borrower: (i) marketable direct obligations issued or unconditionally guaranteed by the United States government having maturities of not more than 12 months from the date of acquisition; and (ii) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, and overnight bank deposits, in each case issued by a commercial bank organized under the laws of the United States or any state thereof which at the time of acquisition are rated A-1 or better by Standard & Poor’s Corporation (or equivalent), and not subject to any offset rights in favor of such bank arising from any banking relationship with such bank.

4.           Forbearance of Exercise of Remedies Against Intellectual Property.

(a)           Notwithstanding anything to the contrary contained in Article 7 and 8 of the Loan and Security Agreement or elsewhere in the Loan Documents (including any Intellectual Property Security Agreement hereafter executed and delivered by Borrower pursuant to Section 3 above), following the occurrence and during the continuance of an Event of Default, other than an Event of Default under Section 7.1(c)(ii) or an Event of Default under Section 7.1(f) of the Loan and Security Agreement, if at such time Lender has a Lien over Borrower’s Intellectual Property, Lender agrees to forbear from selling, leasing, licensing or otherwise disposing of any Collateral comprising Intellectual Property (“Intellectual Property Collateral”) for a period of up to sixty (60) days after the occurrence of such Event of Default (such period being referred to herein as a “Forbearance Period”), provided that at all times during the Forbearance Period:

(i)           Borrower shall continue to have a duly constituted and acting board of directors, and executive management actively involved in Borrower’s operations who have not resigned their positions;

(ii)          Borrower is able to demonstrate to Lender that Borrower is exercising on a continuous and diligent basis reasonable commercial efforts to resolve such Event of Default or consummate a financing or other transaction that will enable it to satisfy and discharge its Obligations to Lender;

(iii)         Borrower shall cooperate with Lender in its exercise of rights under Sections 5.3 and 5.9(a) of the Loan and Security Agreement;

(iv)         No Insolvency Proceeding is commenced by or against Borrower; and

(v)          No Person who holds or acquires a Lien on or against all or any material portion of the Intellectual Property Collateral actually exercises foreclosure or similar remedies against such property.

Subject to paragraph (b) below, upon the non-occurrence of any of the events under clauses (i) through (v) above, the Forbearance Period shall immediately and automatically terminate and Lender may thereupon commence, continue and complete any exercise of its rights and remedies against Intellectual Property Collateral, all as provided in the Loan Documents and under applicable law.

(b)  If during the Forbearance Period, Lender proposes or arranges a private or public sale of all or a material portion of the Intellectual Property Collateral (which sale shall not be consummated during the Forbearance Period), Lender shall give notice of such proposed sale to Borrower, including notice of the minimum price to be paid or bid in such sale.  If Borrower’s Board of Director determines in good faith that the proposed sale would not be commercially reasonable, then Borrower may, within five (5) Business Days of receipt of the initial notice from Lender, deliver a written objection, following which the parties agree to meet promptly and to confer in good faith to resolve any disagreements as to value or the proposed sale.  Unless the parties have otherwise agreed as a result of such meet-and-confer, Borrower shall obtain, at its sole expense, within thirty (30) days after the initial notice from Lender, a written appraisal of the orderly liquidation value of the Intellectual Property, prepared by a recognized, independent appraiser with experience evaluating similar types of property (in which event, the 60-day limitation on the Forbearance Period shall be extended if, and only as, necessary to afford Borrower the full thirty (30) days to obtain such appraisal).  If such appraisal is not timely delivered, or if the value concluded by the independent appraisal is not more than one hundred twenty percent (120%) of the minimum price or bid in any transaction proposed by Lender for the same Intellectual Property Collateral, then Lender may proceed with the proposed transaction (but not sooner than 60 days after the occurrence of an Event of Default unless Borrower approves otherwise) on price terms not materially more favorable to the transferee than originally proposed by Lender.  If the value concluded by the independent appraisal is more than one hundred twenty percent (120%) of the minimum price or bid in any transaction proposed by Lender, then the 60-day limitation on the Forbearance Period (as may have been extended for the appraisal as aforesaid) shall be extended and the parties shall cooperate with one another to realize the higher valuation, provided that if the Forbearance Period (as so extended) terminates for any reason other than that set forth in clause (ii) of paragraph (a) above, Lender may thereupon commence, continue and complete any exercise of its rights and remedies against Intellectual Property Collateral, all as provided in the Loan Documents and under applicable law, and in all events, Lender shall be free to enforce such rights and remedies and complete one or more sales or other dispositions of the Intellectual Property after the earlier of (i) one hundred twenty (120) days after the occurrence of the Event of Default, or (ii) sixty (60) days after the delivery of the appraisal report to Borrower.

(c)  At any time during the Forbearance Period, Lender will discontinue and forbear from enforcing its rights and remedies against the Collateral upon tender to Lender by Borrower or by another Person for its account all amounts payable under Section 2(a) of Part 2 hereunder.

5.           Issuance of Warrant.  As additional consideration for the making of the Commitment, Lender has earned and is entitled to receive immediately upon the execution of the Loan and Security Agreement and this Supplement, a warrant instrument issued by Borrower substantially in the form attached hereto as Exhibit “D” (the “Warrant”).  Borrower acknowledges that Lender has assigned its rights to receive the Warrant to its parent, Venture Lending & Leasing V, LLC (“LLC”).  In connection therewith, Borrower shall issue the Warrant directly to LLC.  Upon request of Borrower, Lender shall furnish to Borrower a copy of the agreement in which Lender assigned the Warrant to LLC.

6.           Commitment Fee.  As an additional condition precedent under Section 4.1 of the Loan and Security Agreement, Lender shall have completed to its satisfaction its due diligence review of Borrower’s business and financial condition and prospects and Lender’s investment committee shall have approved its Commitment.  If this condition is not satisfied, the Thirty Thousand Dollar ($30,000) commitment fee (the “Commitment Fee”) previously paid by Borrower shall be refunded.  Lender agrees that with respect to each Loan advanced by it under the Commitment, on the Borrowing Date applicable to such Loan, Lender shall credit against the payments due from Borrower on such date in respect of such Loan an amount equal to the product of Thirty Thousand Dollars ($30,000) and a fraction, the numerator of which is the principal amount of such Loan and the denominator of which is Three Million Dollars ($3,000,000), until the aggregate amount of such credits equals but does not exceed Thirty Thousand Dollars ($30,000).  Except as set forth in this section, the Commitment Fee is not refundable.

7.           Documentation Fee Payment.  Pursuant to Section 9.8(a) of the Loan and Security Agreement Borrower shall pay Lender, on demand, the total amount of Lender’s actual costs and expenses incurred in connection with the preparation and negotiation of the Loan Documents, including reasonable legal fees not to exceed $15,000 and Lender’s actual costs and filing fees related to perfection of its Liens.

8.           Borrower’s Account and Wire Transfer Instructions.  Borrower’s Primary Operating Account and Wire Transfer Instructions shall be provided to Lender on or prior to the Closing Date.

9.           Debits to Account for ACH Transfers.  For purposes of Section 2.2 and 5.10 of the Loan and Security Agreement, Borrower’s Primary Operating Account shall be the bank account set forth in Section 8 above.  Borrower hereby agrees that Loans will be advanced to the account specified above and regularly scheduled monthly payments of principal and interest and any Final Payments will be automatically debited from the same account.

Part 3. - Additional Representations:

Borrower represents and warrants that as of the Closing Date and each Borrowing Date:

a)	Its chief executive office is located at: 1129 North McDowell Boulevard, Petaluma, CA 94954.

b)	Its chief executive office is located at: 1129 North McDowell Blvd., Petaluma, CA 94954

c)	Its Equipment is located at: 1129 North McDowell Blvd., Petaluma, CA 94954

d)	Its Records are located at: 1129 North McDowell Blvd., Petaluma, CA 94954

e)	Its Inventory is located at 1129 North McDowell Blvd., Petaluma, CA 94954, and at various distributor warehouse sites and at the Borrowers’ premises, as referenced below.

f)	In addition to its chief executive office, Borrower maintains offices or operates its business at the following locations:

Aquamed Technologies
1129 N. McDowell Blvd.
Petaluma, CA 94954
USA

MicroMed Laboratories, Inc.
1129 N. McDowell Blvd.
Petaluma, CA 94954
USA

L3 Pharmaceuticals, Inc.
1129 N. McDowell Blvd.
Petaluma, CA 94954
USA

Oculus Technologies of Mexico S.A. de C.V.
Industria Vidriera 81
Fracc Industrial Zapopan Norte
Zapopan, Jalisco
México
45130 (manufacturing and administration)

Pedro Martinez Rivas 861
Parque Industrial Belenes Norte
Zapopan, Jalisco
México
45150 (warehouse)

Oculus Innovative Sciences Netherlands B.V.
Nusterweg 123
6136 KT  Sittard
P.O. Box 5056
6130 PB  Sittard
The Netherlands

g)	Other than its full corporate name, Borrower has conducted business using the following trade names or fictitious business names: Micromed Laboratories

h)	Borrower’s Federal Tax I.D. number is: 680423298

i)	Borrower’s Delaware state corporation I.D. number is: 4254674

j)	Borrower is a majority owner of or in a control relationship with the following business entities:

Aquamed Technologies
1129 N. McDowell Blvd.
Petaluma, CA 94954
USA

MicroMed Laboratories, Inc.
1129 N. McDowell Blvd.
Petaluma, CA 94954
USA
(corporation formed but shares not yet issued)

L3 Pharmaceuticals, Inc.
1129 N. McDowell Blvd.
Petaluma, CA 94954
USA
(corporation formed but shares not yet issued)

Oculus Technologies of Mexico S.A. de C.V.
Industria Vidriera 81
Fracc Industrial Zapopan Norte
Zapopan, Jalisco
México
45130

Oculus Innovative Sciences Netherlands B.V.
Nusterweg 123
6136 KT  Sittard
P.O. Box 5056
6130 PB  Sittard
The Netherlands

k)
Borrower’s Deposit and Securities Accounts:  Including the Primary Operating Account identified in Part 2, Section 8, it maintains certain Deposit Accounts and investment/securities accounts, which shall be provided to Lender on or prior to the Closing Date.

Exhibit 10.2

[Signature page to Supplement]

IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written.

BORROWER:

OCULUS INNOVATIVE SCIENCES, INC.

By:	/s/ Robert E. Miller
Name:	Robert E. Miller
Title:	Chief Financial Officer

Address for Notices:	1129 North McDowell Boulevard
Petaluma, CA 94954
Attn:	Victoria Covel
Fax #	707-282-0551
Phone #	707-283-0550

LENDER:

VENTURE LENDING & LEASING V, INC.

By:	/s/ Maurice Werdegar
Name:	Maurice Werdegar
Title:	President and CEO

Address for Notices:	2010 North First Street, Suite 310
San Jose, California 95131
Attn: Chief Financial Officer
Fax # 408-436-8625
Phone # 408-436-8577

EXHIBIT “A-1”

FORM OF PROMISSORY NOTE
FIRST TRANCHE

[Note No. X-XXX]

$____________________	____________________, 2010
San Jose, California

The undersigned (“Borrower”) promises to pay to the order of VENTURE LENDING & LEASING V, INC., a Maryland corporation (“Lender”) at its office at 2010 North First Street, Suite 310, San Jose, California 95131, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of ______________________________ Dollars ($__________), with interest thereon from the date hereof until maturity, whether scheduled or accelerated, at a fixed rate per annum equal to [the Prime Rate as published on the Business Day on which Lender prepares this Note plus 6.75%, but in no event less than 10.00%] (the “Designated Rate”), except as otherwise provided herein, according to the payment schedule described herein, and a Final Payment in the sum of [6.617% of face amount] Dollars ($____________) payable on the date set forth below.

This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan and Security Agreement dated as of May 1, 2010, between Borrower and Lender (as amended, restated and supplemented from time to time, the “Loan Agreement”).  Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement.  The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.

Principal of and interest on this Note shall be payable as follows:

On May 1, 2010, Borrower shall pay  interest only at a fixed rate per annum equal to 10.00% (the “Interest-Only Rate”), in advance, on the outstanding principal balance of this Note in the amount of $_____________ for the month of May, 2010.

Commencing on  June 1, 2010 and continuing on the first day of each month for seven months thereafter, Borrower shall make payments, in advance, of interest only at the Interest-Only Rate on the outstanding principal balance of this Note in the amount of $_____________ each.

Commencing on January 1, 2011, and continuing on the first day of each consecutive month thereafter, principal and interest at the Designated Rate shall be payable, in advance, in thirty (30) equal consecutive installments of _________________________________ Dollars ($__________) each.

The Final Payment and any unpaid expenses, fees, interest and principal shall be due and payable on June 1, 2013.

This Note may be voluntarily prepaid only as permitted under Section 2 of Part 2 of the Supplement to the Loan Agreement.

Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the Default Rate.  Borrower shall pay such interest on demand.

Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used.  In no event shall Borrower be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

If Borrower is late in making any payment under this Note by more than five (5) business days, Borrower agrees to pay a “late charge” of five percent (5%) of the installment due, but not less than fifty dollars ($50.00) for any one such delinquent payment.  This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts.  Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments.  Borrower further agrees that proof of actual damages would be costly and inconvenient.  Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or any of the other Loan Documents or from exercising any other rights and remedies of Lender.

This Note shall be governed by, and construed in accordance with, the laws of the State of California without reference to its conflict of laws principles.

OCULUS INNOVATIVE SCIENCES, INC.

By:
Name:
Its:

EXHIBIT “A-2”

FORM OF PROMISSORY NOTE
SECOND TRANCHE

[Note No. X-XXX]

$____________________	____________________, 2010
San Jose, California

The undersigned (“Borrower”) promises to pay to the order of VENTURE LENDING & LEASING V, INC., a Maryland corporation (“Lender”) at its office at 2010 North First Street, Suite 310, San Jose, California 95131, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of ______________________________ Dollars ($__________), with interest thereon from the date hereof until maturity, whether scheduled or accelerated, at a fixed rate per annum equal to [the Prime Rate as published on the Business Day on which Lender prepares this Note plus 6.75%, but in no event less than 10.00%] (the “Designated Rate”), except as otherwise provided herein, according to the payment schedule described herein, and a Final Payment in the sum of [6.617% of face amount] Dollars ($____________) payable on the date set forth below.

This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan and Security Agreement dated as of May 1, 2010, between Borrower and Lender (as amended, restated and supplemented from time to time, the “Loan Agreement”).  Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement.  The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.

Principal of and interest on this Note shall be payable as follows:

On the Borrowing Date, Borrower shall pay [(i) if the Borrowing Date is not the first day of the month:  interest only at a fixed rate per annum equal to 13.00%, in advance, on the outstanding principal balance of this Note for the period from the Borrowing Date through    [the last day of the same month]___; and (ii)] interest only at a fixed rate per annum equal to 10.00% (the “Interest-Only Rate”), in advance, on the outstanding principal balance of this Note in the amount of $_____________ for the month of [date of first regular interest only installment].

Commencing on the first day of the second full month after the Borrowing Date, and continuing on the first day of the third, fourth, fifth and sixth months thereafter, Borrower shall make payments, in advance, of interest only at the Interest-Only Rate on the outstanding principal balance of this Note in the amount of $_____________ each.

Commencing on [the first day of the seventh full month after the Borrowing Date], and continuing on the first day of each consecutive month thereafter, principal and interest at the Designated Rate shall be payable, in advance, in thirty (30) equal consecutive installments of _________________________________ Dollars ($__________) each.

The Final Payment and any unpaid expenses, fees, interest and principal shall be due and payable on [the same date of the last amortized payment].

This Note may be voluntarily prepaid only as permitted under Section 2 of Part 2 of the Supplement to the Loan Agreement.

Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the Default Rate.  Borrower shall pay such interest on demand.

Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used.  In no event shall Borrower be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

If Borrower is late in making any payment under this Note by more than five (5) business days, Borrower agrees to pay a “late charge” of five percent (5%) of the installment due, but not less than fifty dollars ($50.00) for any one such delinquent payment.  This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts.  Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments.  Borrower further agrees that proof of actual damages would be costly and inconvenient.  Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or any of the other Loan Documents or from exercising any other rights and remedies of Lender.

This Note shall be governed by, and construed in accordance with, the laws of the State of California without reference to its conflict of laws principles.

OCULUS INNOVATIVE SCIENCES, INC.

By:
Name:
Its: